EXHIBIT 10.24
EXECUTION VERSION
PERFORMANCE GUARANTY

THIS PERFORMANCE GUARANTY (this “Guaranty”), dated as of July 22, 2016, is executed by CHS Inc., a Minnesota corporation (the “Performance Guarantor”), in favor of The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent on behalf of the Affected Parties (in such capacity, the “Administrative Agent”).

RECITALS

1.  The Performance Guarantor and Cofina Funding, LLC, a Delaware limited liability company (the “Company”) have entered into a Sale Agreement, dated as of July 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), by and among the Performance Guarantor, CHS Capital, LLC and such other entities party thereto from time to time, as originators (collectively, the “Originators”), and Company, as purchaser, pursuant to which each Originator, subject to the terms and conditions contained therein, is selling and/or contributing its right, title and interest in Pool Assets and Related Assets to Company.

2.  The Performance Guarantor, in its individual capacity and as initial Servicer, the Company, the Administrative Agent and the Purchaser Groups from time to time party thereto have entered into a Receivables Financing Agreement, dated as of July 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), pursuant to which the Company is selling its right, title and interest in Pool Assets and Related Assets to the Administrative Agent, on behalf of the Purchasers.

3.  The Performance Guarantor owns, directly or indirectly, one hundred percent (100%) of the equity interests of each Originator (other than itself) and Company, each Originator (including Performance Guarantor) has and is expected to continue to receive substantial direct and indirect benefits from its sale or contribution of the Pool Assets and Related Assets to Company pursuant to the Sale Agreement and the Company and the Originators have and are expected to continue to receive substantial direct and indirect benefits from the Company’s sale of the Pool Assets and Related Assets to Administrative Agent, on behalf of the Purchasers, pursuant to the Receivables Financing Agreement (which benefits are hereby acknowledged).

4 As an inducement for Administrative Agent, on behalf of the Purchasers, acquiring the Company’s Pool Assets and Related Assets pursuant to the Receivables Financing Agreement, Performance Guarantor has agreed to guaranty the due and punctual performance by each Originator (other than itself) of such Originator’s obligations under the Sale Agreement, as provided herein.

AGREEMENT
NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or the Receivables Financing Agreement. In addition:

“Guaranteed Obligations” means, collectively: all covenants, agreements, terms, conditions and indemnities to be performed and observed by each Specified Originator under and pursuant to the Sale Agreement and each other document executed and delivered by such Specified Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by such Specified Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason.

“Specified Originators” means each Originator under and as defined in the Sale Agreement (other than Performance Guarantor).

Section 2. Guaranty of Performance of Guaranteed Obligations. Performance Guarantor hereby guarantees to Administrative Agent the full and punctual payment and performance by each Specified Originator of such

Specified Originator’s Guaranteed Obligations. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of each Specified Originator under the Sale Agreement and each other document executed and delivered by such Specified Originator pursuant to the Sale Agreement and is in no way conditioned upon any requirement that Administrative Agent first attempt to collect any amounts owing by such Specified Originator to Administrative Agent, the Company, any Purchaser Agent or any Purchaser from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Administrative Agent, the Company, any Purchaser Agent or any Purchaser in favor of such Specified Originator or any other Person or other means of obtaining payment. Should any Specified Originator default in the payment or performance of any of its Guaranteed Obligations, Administrative Agent may cause the immediate performance by Performance Guarantor of the Guaranteed Obligations and cause any payment of Guaranteed Obligations to become forthwith due and payable to Administrative Agent, without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor.

Section 3. Performance Guarantor’s Further Agreements to Pay. Performance Guarantor further agrees to pay to Administrative Agent, forthwith upon demand in funds immediately available to Administrative Agent, all reasonable and documented costs and expenses (including court costs and reasonable out-of-pocket legal expenses) incurred or expended by Administrative Agent in connection with the Guaranteed Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 365 or 366 day year, as the case may be) equal to the Administrative Agent’s Prime Rate plus the Program Fee, such rate of interest changing when and as such Prime Rate changes.

Section 4. Waivers by Performance Guarantor. Performance Guarantor waives (to the extent permitted by law) notice of acceptance of this Guaranty, notice of any action taken or omitted by Administrative Agent in reliance on this Guaranty, and any requirement that Administrative Agent be diligent or prompt in making demands under this Guaranty, giving notice of any termination pursuant to Article VI of the Sale Agreement, any Event of Default or other default or omission by any Specified Originator or asserting any other rights of Administrative Agent under this Guaranty. Performance Guarantor warrants that it has adequate means to obtain from each Specified Originator, on a continuing basis, information concerning the financial condition of such Specified Originator, and that it is not relying on Administrative Agent to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Administrative Agent shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Guaranty, to deal with each Specified Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Administrative Agent in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Guaranty, including, without limitation, the provisions of Section 7, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Event of Default, termination pursuant to Article VI of the Sale Agreement, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of any Specified Originator or any part thereof or amounts which are not covered by this Guaranty even though Administrative Agent might lawfully have elected to apply such payments to any part or all of the payment obligations of such Specified Originator or to amounts which are not covered by this Guaranty; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any Specified Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of any Specified Originator to perform or comply with any term of the Sale Agreement or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

Section 5. Unenforceability of Guaranteed Obligations Against any Specified Originator. Notwithstanding (a) any change of ownership of any Specified Originator or the insolvency, bankruptcy or any other change in the legal status of any Specified Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of any Specified Originator or Performance Guarantor to
maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Guaranty; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any Specified Originator for any other reason other than final payment in full of the payment obligations in accordance with their terms, this Guaranty shall nevertheless be binding on Performance Guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any
Specified Originator or for any other reason with respect to such Specified Originator, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Sale Agreement, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

Section 6. Representations, Warranties and Covenants. Performance Guarantor hereby represents and warrants to, and covenants with, Administrative Agent that:

(a) Existence and Standing. Performance Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Minnesota. Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold would not be reasonably expected to cause a Material
Adverse Change.

(b) Authorization, Execution and Delivery; Binding Effect. The execution and delivery by Performance Guarantor of this Guaranty, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Guaranty has been duly executed and delivered by Performance Guarantor. This Guaranty constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c) No Conflict; Government Consent. The execution, delivery and performance by Performance Guarantor of this Guaranty and each other document to be delivered by it hereunder, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene, violate or breach (1) its by-laws or its other organizational documents, (2) any Applicable Law, (3) any Contractual Obligation of or affecting Performance Guarantor or any of its properties, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and (iv) do not result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such Contractual Obligation, other than this Guaranty and the other Transaction Documents.

(d) No Proceedings. There are no actions, suits, proceedings or investigations pending or, to its knowledge, threatened before any Governmental Authority (i) asserting the invalidity of this Guaranty or any other Transaction Document, (ii) seeking to prevent the consummation of the purposes of this Guaranty or any other Transaction Document or (iii) seeking an injunction, decree, determination or ruling that could reasonably be expected to cause a Material Adverse Change.

(e) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Guaranty or the transactions contemplated hereby.

(f) Litigation. No injunction, decree or other decision has been issued or made by any Governmental Authority against it or its properties that prevents, and no threat by any Person has been made to attempt to obtain any such decision against it or its properties, and there are no actions, suits, litigation or proceedings pending or threatened (to its knowledge) against it or its properties in or before any Governmental Authority, that in any case would reasonably be expected to cause a Material Adverse Change or would prevent it from performing its duties and obligations hereunder or under the other Transaction Documents.

Section 7. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full (other than contingent obligations for which no claim has been asserted) or performed in full, Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Administrative Agent, the Company, any Purchaser Agent or any Purchaser against any Specified Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the Bankruptcy Code, at law or in equity or otherwise) to the claims of Administrative Agent, the Company, each Purchaser Agent and each Purchaser against any Specified Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against any Specified Originator that arise from the existence or performance of Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Specified Originator in respect of any liability of Performance Guarantor to such Specified Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Administrative Agent, the Company, any Purchaser Agent or any Purchaser. The payment of any amounts due with respect to any indebtedness of any Specified Originator now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations (other than contingent obligations for which no claim has been asserted). Performance Guarantor agrees that, after the occurrence of and during the continuance of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Specified Originator to Performance Guarantor until all of the Guaranteed Obligations (other than contingent obligations for which no claim has been asserted) shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Administrative Agent and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Guaranty.

Section 8. Termination of Performance Guaranty. Performance Guarantor’s obligations hereunder shall continue in full force and effect until the the Final Payout Date; provided that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Specified Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Administrative Agent is in possession of this Guaranty. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Guaranty.

Section 9. Effect of Bankruptcy. This Guaranty shall survive the insolvency of any Specified Originator and the commencement of any case or proceeding by or against any Specified Originator under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the Bankruptcy Code with respect to any Specified Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Specified Originator is subject shall postpone the obligations of Performance Guarantor under this Guaranty.

Section 10. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Administrative Agent is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Guaranty, whether or not Administrative Agent shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

Section 11. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Administrative Agent receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

Section 12. Successors and Assigns. This Guaranty shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Administrative Agent and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Administrative Agent, the Administrative Agent and each Purchaser Agent. Without limiting the generality of the foregoing sentence, Administrative Agent may assign or otherwise transfer its rights hereunder to any other entity or other Person in accordance with the Receivables Financing Agreement, and such other entity or other Person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the beneficiaries herein.

Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Administrative Agent, each Purchaser Agent and Performance Guarantor. No failure on the part of Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 14. Notices. All notices and other communications provided for hereunder shall be made as set forth in Section 13.2 of the Receivables Financing Agreement.

Section 15. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

Section 16. CONSENT TO JURISDICTION. EACH OF PERFORMANCE GUARANTOR AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR DELIVERED HEREUNDER AND EACH OF PERFORMANCE GUARANTOR AND ADMINISTRATIVE AGENT
HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH

SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

Section 17. Execution; Counterparts. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Guaranty.

Section 18. Miscellaneous. This Guaranty constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Administrative Agent, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Guaranty which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Guaranty.

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IN WITNESS WHEREOF, Performance Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

CHS Inc.

By: /s/ Timothy Skidmore
Name: Timothy Skidmore
Title: CFO

Address:
5500 Cenex Drive
St. Paul, Minnesota
Attention: Brent Dickson
Tel: 651-355-5433
Fax: 800-232-3639
Email : brent.dickson@chsinc.com

ACCEPTED AND AGREED:

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH, as
Adminstative Agent

By: /s/ Van Dusenbury
Name: Van Dusenbury
Title: Managing Director

Address:

1221 Avenue of the Americas
New York, NY 10020
Attn: Securitization Group
Tel: 212-782-6957
Fax: 212-782-6448
Email: secutization_reporting@us.mufg.jp

Performance Guaranty (CHS Inc.)